UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CSR plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Churchill House, Cambridge Business Park, Cowley Road, Cambridge CB4 0WZ United Kingdom (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing four Ordinary Share, par value £0.001	The NASDAQ Stock Market LLC
Ordinary Shares, par value £0.001*	The NASDAQ Stock Market LLC*

*	Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173590

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of CSR plc to be registered hereunder, including their tax consequences, is incorporated by reference to the sections entitled “Description of CSR Ordinary Shares,” “Description of CSR American Depositary Shares,” “Comparison of Rights of Zoran Stockholders and CSR Shareholders” and “Material Tax Consequences” as set forth in CSR plc’s Registration Statement on Form F-4 (File No. 333-173590) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on April 19, 2011, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CSR plc

Date: July 31, 2011	By:	/s/ Will Gardiner
Will Gardiner Chief Financial Officer